UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 25, 2009

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 Wilshire Boulevard, Suite 700
Santa Monica, California		90401
(Address of Principal Executive Offices)		(Zip Code)

(310) 394-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                     Regulation FD Disclosure.

The Macerich Company (the “Company”) has committed to a plan to reduce its workforce by 142 employees out of a total of approximately 2,845 regular and temporary employees and expects to complete this reduction during the first quarter of 2009. This reduction in workforce is a result of the Company’s review and realignment of its strategic priorities, including its expectation for reduced development and redevelopment in the near future.

The Company expects to incur total charges of approximately $5 million in connection with this workforce reduction and will recognize all of these charges in the first quarter of 2009.  These charges were considered in the Company’s recently announced 2009 earnings guidance range.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE MACERICH COMPANY
(Registrant)

		By:	/s/ Richard A. Bayer
Date:	February 25, 2009		Richard A. Bayer
Senior Executive Vice President,
Chief Legal Officer and Secretary